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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 2, 1996 (except with respect to the information in Note 8 as to which the date is February 20, 1996) with respect to the financial statements of BioTek Solutions, Inc. (and to all references to our Firm included in or made a part of this Registration Statement (Form S-1).

                                            /s/ ARTHUR ANDERSEN LLP
                                              Arthur Andersen LLP

Los Angeles, California

July 26, 1996